UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

________________

ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

________________

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 29, 2014, ServiceSource International, Inc. held its 2014 Annual Meeting of Stockholders. Of the 83,065,569 shares of common stock outstanding as of April 11, 2014, the record date, 76,774,972 shares were represented at the meeting in person or by proxy, constituting 92.43% of the outstanding shares entitled to vote. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

(i) Election of three Class III directors for a term of three years expiring in 2017:

Name	For	Withheld
Michael A. Smerklo	62,400,079	6,587,595
Steven A. Cakebread	67,772,742	1,214,932

There were 7,787,298 broker non-votes with respect to the election of each of the directors listed above.

(ii) Advisory vote to approve the compensation of the named executive officers for the year ended December 31, 2013, as set forth in the company's proxy statement for the 2014 Annual Meeting of Stockholders:

For: 61,864,663	Against: 5,719,439	Abstain: 1,403,572

There were 7,787,298 broker non-votes with respect to this vote.

(iii) Ratification of appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the year ending December 31, 2014:

For: 76,331,981	Against: 211,047	Abstentions: 231,944

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel